CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Transition 2030 Fund, Oppenheimer Transition 2040 Fund, and Oppenheimer Transition 2050 Fund:

We consent to the incorporation by reference of our reports on the financial statements of Oppenheimer Transition 2030 Fund, Oppenheimer Transition 2040 Fund, and Oppenheimer Transition 2050 Fund dated April 19, 2012, included herein the Combined Prospectus/Proxy Statement and in the Statement of Additional Information to Combined Prospectus/Proxy Statement, which are part of this Registration Statement on Form N-14 of Active Allocation Fund (a separate series of Oppenheimer Portfolio Series).

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
June 21, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Portfolio Series:

We consent to the incorporation by reference in the registration statement on Form N-14 of Active Allocation Fund (a separate series of Oppenheimer Portfolio Series) of our report on the financial statements dated March 16, 2012, included herein the Combined Prospectus/Proxy Statement and in the Statement of Additional Information to Combined Prospectus/Proxy Statement, which are part of such Registration Statement.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
June 21, 2012